UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

Global Consumer Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40468	86-1229973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1926 Rand Ridge Court

Marietta, GA 30062

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 939-9419

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share and one-half of one warrant	GACQU	The Nasdaq Stock Market LLC

Common stock, par value $0.0001 per share	GACQ	The Nasdaq Stock Market LLC

Redeemable warrants	GACQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 5, 2022, the Board of Directors of Global Consumer Acquisition Corp. (the “Company”) appointed Sergio Pedreiro to serve as a director of the Company until his resignation or removal. Mr. Pedreiro will act as a member of the audit committee.

Sergio Pedreiro, age 56, was the former Chief Operation Officer of Revlon Inc. Before joining Revlon Inc. in January 2020, Mr. Pedreiro served as the CEO of Estre Ambiental Inc. from May of 2015 to December of 2019, a leading waste management company in Latin America. Mr. Pedreiro has more than 20 years of experience in international finance and business administration. From April 2014 to December 2018, Mr. Pedreiro was an associate partner of the private equity group of BTG Pactual. Before joining BTG Pactual, Mr. Pedreiro was the CFO of Coty Inc., a global beauty company with US$5 billion in annual revenues. Mr. Pedreiro served as Coty’s Chief Financial Officer from February 2009 to March 2014, during which period he led the company’s initial public offering of approximately US$ 1 billion on the New York Stock Exchange (“NYSE”) in mid-2013. From January 2002 to December 2008, Mr. Pedreiro served as the chief financial officer of America Latina Logística SA, a Brazilian stock exchange (B3) listed entity with one of the largest publicly traded cargo railroads in Brazil. From 2016 to 2017, Mr. Pedreiro served on the board of directors of Advanced Disposal Inc., a U.S.-based waste management company with approximately US$1.4 billion in annual revenues. During Mr. Pedreiro’s time on Advanced Disposal Inc.’s Board, the company conducted its initial public offering of approximately US$350 million on NYSE in 2016. Mr. Pedreiro began his career as a business consultant at McKinsey & Company in Brazil and was also previously an intern at Goldman Sachs in New York. Mr. Pedreiro received his B.Sc. in Aeronautical Engineering from ITA—Instituto Tecnológico de Aeronautica in Brazil in 1988. He received his M.B.A. degree from Stanford University in 1996.

Mr. Pedreiro has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Pedreiro had, or will have, a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K. The Company entered into its standard form of indemnification agreement with Mr. Pedreiro on May 5, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2022

Global Consumer Acquisition Corp.

By:	/s/ Rohan Ajila
Name:	Rohan Ajila
Title:	Chief Executive Officer, Chief Financial Officer and Co-Chairman of the Board of Directors